News ONEOK Fourth Quarter and Year-end 2022 Conference Call and Webcast Scheduled TULSA, Okla. – Jan. 17, 2023 – ONEOK, Inc. (NYSE: OKE) will release fourth quarter and year-end 2022 earnings after the market closes on Feb. 27, 2023. ONEOK’s executive management will participate in a conference call the following day at 11 a.m. Eastern Standard Time (10 a.m. Central Standard Time) on Feb. 28, 2023. The call also will be carried live on ONEOK’s website. To participate in the telephone conference call, dial 1-877-883-0383, entry number 4942992, or log on to www.oneok.com. What: ONEOK fourth quarter and year-end 2022 earnings conference call and webcast When: 11 a.m. Eastern, Feb. 28, 2023 10 a.m. Central Where: 1) Phone conference call dial 1-877-883-0383, entry number 4942992 2) Log on to the webcast at www.oneok.com If you are unable to participate in the conference call or the webcast, the replay will be available on ONEOK’s website, www.oneok.com, for 90 days. A recording will be available by phone for seven days. The playback call may be accessed at 1-877-344-7529, access code 4244810. ------------------------------------------------------------------------------------------------------------------- ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a leading midstream service provider and owner of one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Rocky Mountain, Mid- Continent and Permian regions with key market centers and an extensive network of natural gas gathering, processing, storage and transportation assets. ONEOK is a FORTUNE 500 company and is included in the S&P 500. For information about ONEOK, visit the website: www.oneok.com. For the latest news about ONEOK, find us on LinkedIn, Facebook, Twitter and Instagram. ### January 17, 2023 Analyst Contact: Andrew Ziola 918-588-7683 Media Contact: Brad Borror 918-588-7582 Exhibit 99.1